Exhibit 3.1

EXECUTION VERSION

THIRD AMENDED & RESTATED CERTIFICATE OF INCORPORATION
OF
WYNDHAM HOTELS & RESORTS, INC.

Wyndham Hotels & Resorts, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

(1) The name of the Corporation is Wyndham Hotels & Resorts, Inc. The Corporation filed its original certificate of incorporation (the “Original Certificate of Incorporation”) with the Secretary of State of the State of Delaware on October 24, 2017 and filed an Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware on May 31, 2018.

(2) A Second Amended and Restated Certificate of Incorporation of the Corporation (the “Second Amended and Restated Certificate of Incorporation”), which amended and restated the Amended and Restated Certificate of Incorporation in its entirety, was filed with the Secretary of State of the State of Delaware on May 12, 2020.

(3) This Third Amended and Restated Certificate of Incorporation of the Corporation (this “Third Amended and Restated Certificate of Incorporation”) has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL, and was approved by the stockholders of the Corporation in accordance with the provisions of Section 242 of the DGCL.

(4) This Third Amended and Restated Certificate of Incorporation amends, restates and integrates the Second Amended and Restated Certificate of Incorporation.

(5) Effective as of 11:59 P.M. Eastern Time on May 9, 2023, the text of the Second Amended and Restated Certificate of Incorporation is amended, restated and integrated to read in its entirety as follows:

ARTICLE ONE

The name of the Corporation is Wyndham Hotels & Resorts, Inc.

ARTICLE TWO

The address of the registered office of the Corporation in the State of Delaware is 3411 Silverside Road, Tatnall Building #104, in the City of Wilmington, County of New Castle 19810. The name of its registered agent at that address is Corporate Creations Network Inc.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE FOUR

(1) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 606 million shares of capital stock, consisting of (a) 600 million shares of common stock, $0.01 par value per share (the “Common Stock”) and (b) 6 million shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

(2) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

(a) Voting. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote in person or by proxy for each share of the Common Stock entitled to vote thereat held by such stockholder.

(b) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.

(c) Dividends; Stock Splits. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Third Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of shares of the Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

(3) Preferred Stock. The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (a) subject to redemption at such time or times and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (d) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

ARTICLE FIVE

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The Board of Directors shall consist of not less than three (3) or more than fifteen (15) members, the exact number of which shall be fixed, from time to time, exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, and subject to the rights of the holders of Preferred Stock, if any, the exact number may be increased or decreased (but not to less than three (3) or more than fifteen (15)).

(3) From the effective date of the Amended and Restated Certificate of Incorporation (the “Effective Date”) until the third annual meeting of stockholders following the Effective Date, and subject to the succeeding provisions of this Section (3) and Section (5) of this Article FIVE, the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of an equal number of directors and the allocation (including the initial allocation) of the directors among the three classes shall be determined by the Board of Directors. The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders following the Effective Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. Directors elected to replace initial Class I or initial Class II directors shall serve terms expiring at the third annual meeting of stockholders following the Effective Date. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. From and including the third annual meeting of stockholders following the Effective Date, the classification of the Board of Directors shall terminate, and each director shall be elected to serve a term of one year, with each director’s term to expire at the annual meeting of stockholders next following the director’s election.

(4) A director shall hold office until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be stockholders.

(5) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed in accordance with the preceding sentence shall hold office (a) if appointed prior to the third annual meeting of stockholders following the Effective Date, for a term that shall coincide with the remaining term of that class in which the new directorship was created or vacancy exists or (b) if appointed at or following the third annual meeting of stockholders following the Effective Date, for a term expiring at the next annual meeting of stockholders, and in each case shall serve until such director’s successor shall have been elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, (x) prior to the third annual meeting of stockholders following the Effective Date, directors of the Corporation may be removed from office at any time only for cause and (y) from and including the third annual meeting of stockholders following the Effective Date, directors of the Corporation may be removed from office at any time with or without cause. Notwithstanding the foregoing in this Article FIVE, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, and such directors so elected shall not be divided into classes pursuant to this Article FIVE unless expressly provided by such terms.

(6) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Third Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

ARTICLE SIX

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIX shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE SEVEN

The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVEN shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVEN to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article SEVEN shall not be exclusive of any other right which any person may have or hereafter acquire under this Third Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article SEVEN shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE EIGHT

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied. Unless otherwise required by law or the terms of the resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock, special meetings of stockholders, for any purpose or purposes, may be called by either the (1) Chairman of the Board of Directors, if there be one, or (2) the Chief Executive Officer, and shall be called by the Chief Executive Officer at the request in writing made pursuant to a resolution of (a) a majority of the members of the Board of Directors or (b) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings. Such request shall state the purpose or purposes of the proposed meeting. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

ARTICLE NINE

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE TEN

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares entitled to vote generally in the election of directors.

ARTICLE ELEVEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Third Amended and Restated Certificate of Incorporation, the Corporation’s By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

ARTICLE TWELVE

No officer shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as an officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of officers, then the liability of an officer of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article TWELVE shall not adversely affect any right or protection of an officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed on its behalf by its duly authorized officer on this 9th day of May, 2023.

WYNDHAM HOTELS & RESORTS, INC.

By:	/s/ Michael S. Heistein
	Name:	Michael S. Heistein
	Title:	Senior Vice President & Assistant Secretary

[Signature Page to the Third A&R Charter of Wyndham Hotels & Resorts, Inc.]